Exhibit 99.1

PRESS RELEASE

Contact:

Robert E. Wheaton

President, CEO
Star Buffet, Inc.
(480) 425-0397

FOR IMMEDIATE RELEASE:          February 1, 2006

STAR BUFFET, INC. ACQUIRES THREE RESTAURANTS

Scottsdale, AZ – February 1, 2006 – Star Buffet, Inc. (NASDAQ:STRZ) today announced that it has completed the acquisition of three restaurants from K-BOB’S USA, Inc.  The restaurants, located in Tucumcari, New Mexico and Beeville and Lamesa, Texas, were acquired in accordance with certain provisions of a strategic alliance entered into between the Company and K-BOB’S on February 1, 2005.

Commenting on the acquisition, Star Buffet’s President, Robert E. Wheaton, said “The acquisition of these three well-run restaurants represents an important next step in our relationship with K-BOB’S, which is celebrating forty years of Serving the Food America Loves® in 2006.”

About Star Buffet

Star Buffet is a multi-concept restaurant operator.  As of February 1, 2006 Star Buffet, through its subsidiaries, operates 14 franchised HomeTown Buffet restaurants, six JB’s restaurants, five BuddyFreddys restaurants, three K-BOB’S restaurants, two JJ North’s Country Buffet restaurants, two Holiday House restaurants and one Casa Bonita Mexican theme restaurant.

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